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                                                                   EXHIBIT 10.20

                                                          Agreement # __________

                      COMPAQ SOLUTIONS ALLIANCE AGREEMENT

This Compaq Solutions Alliance ("CSA") Agreement is made by and between Compaq Computer Corporation, a Delaware corporation, having it principal address at 20555 S.H. 249, Houston, Texas 77070 ("Compaq"), and AltiGen, a California Corporation, having offices at 45635 Northport Loop East, Fremont, CA 94538 ("CSA member").

1.    DEFINITIONS.

(a) "Agreement" means all provisions in the body of this Compaq Solutions Alliance Agreement, the Exhibits attached to it, the CSA Program Guide, the ASE Program materials, the CSA Application and any other CSA Program publications or documents referenced in this Agreement which now exist or which may be hereafter adopted by Compaq.
(b) "Annual Fee" means the fee set forth by Compaq in the CSA Program Guide or the Application for membership in the CSA Program for that year.
(c) "Application" means the application in the form provided by Compaq from time to time which CSA member shall complete and submit for membership in the CSA Program. The Application is subject to acceptance by Compaq in its sole discretion.
(d) "ASE Program" means the requirements, policies and procedures published by Compaq for certifying CSA member personnel as "Accredited Systems Engineers" (ASE) for Compaq Products.
(e) "Compaq Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with Compaq. For purposes of this definition "control" (including the related terms "controlling" "controlled by" or "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.
(f) "Compaq Products" means Compaq hardware and related software products sold or licensed by authorized Compaq system resellers in the Territory.
(g) "Confidential Information" means trade secret, proprietary or confidential business information of Compaq or CSA member, or its suppliers, provided to the other party in connection with CSA member's membership in the CSA Program and the performance of this Agreement.
(h) "CSA member Product or Services" means the software or hardware products (including Compaq Products if CSA member is an authorized Compaq system reseller in the Territory) and/or the system integration, consulting, development, support or training services CSA member may provide to its customers in the Territory, including such products and services provided to customers for implementation of a Compaq Products solution.
(i) "CSA Program Guide" means the guide published by Compaq identifying requirements for and benefits of membership in Compaq's CSA Program, which may include requirements and benefits specific to CSA member Products or Services.
(j) "Intellectual Property" means any patent, copyright, trade name, trade mark, trade secret, know-how, mask work or any other intellectual property right or proprietary information or technology, whether registered or unregistered.
(k) "Effective Date" means the date set forth in Compaq's signature block below.
(l) "Discount Credits" means certain credits CSA member may be eligible to receive in accordance with the CSA Program Guide to obtain discounts on the purchase or lease of Compaq Products for designated uses.
(m)   "Territory" means the United States of America.

2.    TERM AND TERMINATION.

(a) Subject to Compaq's acceptance of the Application and payment of the Annual Fee, this Agreement will take effect on the Effective Date and unless terminated sooner as provided below will expire at the end of the calendar year in which it is entered into. The Agreement will automatically renew for additional terms of one calendar year each, so long as CSA member continues to meet all CSA Program membership requirements under the then-current CSA Program Guide and continues to meet its other obligations under this Agreement.

(b) Either party may terminate this Agreement at any time, with or without cause and without intervention of the courts, upon 30-calendar days' prior written notice. Neither party shall be liable to the other for costs and damages resulting from such termination.

(c) Without prejudice to its other rights or remedies, a party may terminate this Agreement upon notice to the other party if the other party commits a material breach of its obligations under this Agreement.

(d) Upon expiration or termination of this Agreement, all right and benefits granted to either party in this Agreement shall terminate and either party shall immediately:

      (1) cease use of the designated CSA name and logotype, all CSA member Program materials and other materials made available to CSA member under the CSA Program;

      (2) destroy all such materials and items in its possession or under its control; and

      (3)   cease holding itself out as a member of the CSA Program.

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3.    APPOINTMENT AND BENEFITS.
      ------------------------

(a) CSA member is appointed as a member of the CSA Program in and for the Territory.

(b) So long as CSA member meets its obligations under this Agreement it will be eligible to receive the core CSA Program benefits set forth in the CSA Program Guide published from time to time, such as:

      (1) Listing in the CSA Web directory and solution locator area of Compaq's "CSA Web Site"
      (2)   Access to the restricted CSA Web Site
      (3) Use of the name and logo designated by Compaq for indicating membership in the CSA Program
      (4)   Discounts on the purchase of a designated quantity of Compaq
            Products
      (5)   Eligibility for favorable rental and lease programs for Compaq
            Products
      (6)   Access to up to date Compaq Product solution information
      (7) Receipt of the CSA Program member welcome kit and CSA Program member newsletter
      (8)   Access to Compaq labs and porting centers
      (9) Eligibility for the core CSA Program member education, marketing, technical and other support programs made available to all CSA Program members, subject to any requirements specific to the particular support program
      (10) Eligibility to attend invitational CSA events including executive forums and developer conferences
      (11) Access to sales information tools, training and support via CSA member's 800 telephone number, subject to any prevailing requirements and charges
      (12) Opportunity to market value proposition to Compaq partners, channels, and customers

(c) Discount Credits will be administered by Compaq or its third party administrator. Compaq may change its administrator at any time in its sole discretion. Neither this Agreement nor the agreement between Compaq and its administrator confers any third party beneficiary rights on CSA member. Discount Credits may be received and applied only in accordance with the requirements of the CSA Program Guide. Any unapplied Discount Credits remaining at the expiration of each annual term of this Agreement and at the termination of this Agreement will automatically expire.

(d) CSA Program benefits are provided in accordance with the CSA Program policies and procedures in effect when a specific benefit is requested. CSA member understands that at Compaq's sole discretion it may revise or end the CSA Program or revise, add or end any CSA Program benefits or requirements. If any such change adversely affects CSA member, it may terminate this Agreement under Section 2.(b) without any recourse against Compaq.

(e) As a CSA Program benefit, CSA member is granted a non-exclusive, revocable license to use the name and logotype specifically designated by Compaq in the CSA Program Guide (or such other Compaq CSA Program publication designated by Compaq) for referring to CSA member as a member of the CSA Program. This restricted license is subject to the provisions of Section 5.(l) below. Apart from this use, this Agreement does not grant CSA member any right to use any Compaq trademarks or logotypes. Use of the designated CSA name and logotype by CSA member will inure to the benefit of Compaq. Compaq reserves in its sole discretion the right to amend the designated CSA name and logotype. CSA member agrees to use the name and logotype in accordance with the provisions of Section 5.(l) below,

(f) Except as specified in this Agreement, CSA member does not grant to Compaq any rights in or to any Intellectual Property related to the Product or to any materials furnished hereunder. The Intellectual Property embodied in the Product, all modifications thereto, and all Documentation thereof, are proprietary to CSA member, and CSA member retains all right, title and interest in and to such Intellectual Property.

4.  PAYMENT.
    -------

    Compaq will waive the Annual Fee upon acceptance of the Application. Payment of any other fees that may be due Compaq hereunder shall be due 30 days after invoice.

5.  CSA MEMBER AND COMPAQ OBLIGATIONS.
    ---------------------------------

(a) CSA member shall use its reasonable efforts to assure that each quarter 50% of all CSA member Products installations for server system "seats" (e.g., number of persons authorized to access and use the product) by operating system (e.g., Windows NT, SCO UNIX and Novell Netware) are installed for use on Compaq Products server systems and 50% of all CSA member Products customer installations for client system seats by operating system (e.g., Windows NT, SCO UNIX and Novell Netware) are installed for use on Compaq Products client systems. If CSA member licenses CSA member Products for use other than by number of seats (in whole or in part) it will use reasonable best efforts to meet the same market share percentages stated above through its other licensing arrangements for installations of CSA member Products for use on Compaq servers and clients. Compaq and CSA member agree to develop a joint business and marketing plan within 90 days from signing of this Agreement. This plan will outline the business and marketing strategy, with associated budget, that will be used to drive the 50% installation goals referenced above. It will also include an appropriate ramp time to reach the 50% goals. The plan, which will be an on-going working document, will include marketing strategies, channel strategies, training and a communications strategy. The marketing effort could consist of one or more of the following: advertising, direct mail, channel communications, end user communications, etc. The parties may also agree to make provision in the plan for certain press releases or other public statements by either or both parties that reference the other. Any such

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      press releases or public statement must be approved in advance by each party with respect to timing, audience, form, content and any other relevant matters. If the parties are unable to agree to the plan for any reason, then either party may terminate this Agreement under Section 2.(b). above.

(b) Compaq will use reasonable effort to work with CSA member to identify appropriate Compaq channel partners who can deliver the joint Compaq/CSA member solution. The channels may include distributors, value-added resellers, corporate resellers, systems integrators, and Internet Service Providers (ISPs)

(c) Compaq will use reasonable efforts to identify appropriate Compaq sales and marketing contacts to assist in the effective and efficient delivery of Compaq/CSA member solutions to joint customers.

(d) CSA member will exercise due skill and care in providing CSA member Products or Services to customers as a CSA Program member for implementation with Compaq Products. CSA member will not act in a manner that could adversely affect the goodwill Compaq establishes with the CSA Program.

(e) CSA member will use its reasonable best efforts to market its CSA member Product and Services specifically for use with Compaq Products in such a manner as to reasonably promote Compaq Products for use with CSA member Products or Services.

(f) Once each calendar quarter, and subject to availability of information from Compaq/CSA member channels to CSA member, CSA member shall provide Compaq with a market share report containing such information as is necessary for Compaq to evaluate CSA members success in reaching the market share percentage targets described in Section 5.(a) above and assessing CSA members efforts under Section 5.(c). CSA member agrees to use such forms as Compaq may provide from time to time for the reports. Compaq will treat the reports and the information contained within them as Confidential Information of CSA member under this Agreement.

(g) Upon reasonable prior notice and during CSA member's normal business hours, Compaq may schedule reviews of CSA member's relevant records regarding the subject matter of Section 5.(a) to verify CSA member market share reports and marketing efforts. Compaq will treat the records and the information contained within them as Confidential Information of CSA member under this Agreement.

(h) At Compaq's sole discretion, CSA member agrees to use good faith efforts to cooperate with Compaq in resolving disputes with customers concerning the delivery or performance of CSA member Products or Services for implementation with a Compaq Products solution.

(i) CSA member will assure that at least one of its employees is and remains certified as an ASE in accordance with the requirements of the ASE Program.

(j) CSA member will assure that all information provided in the Application, the sales and service reports and the records referred to above and other information CSA member provides Compaq in connection with membership in the CSA Program is true and accurate in all material respects, and that it will remain so while this Agreement is in effect, unless and until CSA promptly notifies Compaq of any change.

(k) CSA shall validate that its proprietary software (if any) runs on Compaq products in accordance with guidelines set forth in the CSA Program Guide.

(l) In accordance with the CSA Program Guide or such other CSA publication as Compaq may provide, CSA member shall comply with Compaq's published trademark guidelines concerning the size, placement and use of the specific CSA name and logotype designated by Compaq for use by CSA Program members. CSA member shall use the appropriate trademark symbol (e.g., "TM" or "Registered") in a superscript following the designated CSA name in all CSA publications and circulations in any form. Compaq reserves the right to review and approve CSA member's use of the CSA name and logotype.

6.    RIGHT TO REFER TO CSA MEMBER.
      ----------------------------

Compaq may in its sole discretion refer to CSA member in Compaq publications, advertisements and promotional materials in connection with the CSA Program or the promotion and sale of Compaq Products. However, Compaq will not use CSA member's logotype without its permission and only in accordance with CSA member guidelines provided to Compaq.

7.    RELATIONSHIP OF PARTIES.
      -----------------------

The parties are independent contractors and no other relationship is intended. Neither party shall act in a manner that expresses or implies a relationship other than that of independent contractor, including agent. This Agreement is not exclusive in any respect and either party may enter into similar or different agreements with third parties.

8.    NO ENDORSEMENT.
      --------------

Neither party will have any right or authority to act on behalf of the other party. CSA member will not represent that Compaq has endorsed, guaranteed or warranted CSA member Products or Services in any way.

9.    LIMITATION ON LIABILITY.
      -----------------------

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IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, PUNITIVE, MORAL,
INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT FORESEEABLE, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS. ANY BENEFITS AND MATERIALS EITHER PARTY PROVIDES EITHER PARTY UNDER THIS AGREEMENT ARE PROVIDED "AS IS", WITHOUT EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY OF NON-INFRINGEMENT.

10.   CONFIDENTIAL INFORMATION.
      ------------------------

Each party may be provided access to Confidential Information of the other party. The receiving party will keep all Confidential Information in confidence, will not disclose any item of Confidential Information to any person other than its employees, agents or contractors who need to know the same in the performance of their duties under this Agreement and will use Confidential Information only as authorized to fulfill its obligations under this Agreement. The receiving party will protect and maintain the confidentiality of all Confidential Information with the same degree of care it employs to protect its own Confidential Information, but at least with a reasonable degree of care, including binding employees, agents and contractors to confidentiality provisions substantially the same in all material respects as the provisions of this Section. The receiving party will be liable to the disclosing party for any non-compliance by its agents or contractors to the same extent it would be liable for non-compliance by its employees. Confidential Information does not include any data or information which (a) was in the receiving party's lawful possession prior to the submission thereof by the disclosing party, (b) is later lawfully obtained by the receiving party from a third party under no obligation of secrecy, (c) is independently developed by the receiving party, or (iv) is, or later becomes, available to the public through no act or failure to act by the receiving party. Confidential Information must be marked or clearly designated as such in writing by the disclosing party.

11.   EXPORT CONTROLS.
      ---------------

CSA member acknowledges that the Compaq Products and related Confidential Information and technical documents and materials are subject to export controls under the U.S. Export Administration Regulations and related U.S. laws. CSA member will (a) comply with all legal requirements established under these controls, (b) cooperate fully with Compaq in any official or unofficial audit or inspection that relates to these controls and (c) not export, re-export, divert, transfer or disclose, directly or indirectly, any Compaq Products, or related Confidential Information or technical documents or materials, to any country (or to any national or resident thereof) which the U.S. Government determines from time to time is a country (or end-user) to which such export, re-export, diversion, transfer or disclosure is restricted, without obtaining the prior written authorization of Compaq and the applicable U.S. Government agency.

12.   NOTICES.
      -------

Any notice, request or consent under this Agreement will be given in writing and will be sent by confirmed telefax, personal delivery, overnight courier service or registered or certified mail, postage prepaid, to the address for each party stated on the first page of this Agreement, or to such other address as such party may designate by notice in accordance with the provisions of this Section. Notices to either party will be directed to its signatory to this Agreement or as otherwise designated by such party. Any notice delivered by personal delivery will be deemed to have been received the day it is sent. Any notice sent by telefax or overnight courier service, with confirmed receipt, shall be deemed to have been received the day after it is sent. Any notice sent by registered or certified mail will be deemed to have been received on the 5th business day after its date of posting.

13.   ESCALATION.
      ----------

Any dispute between the parties relating to this Agreement will first be submitted in writing to a designated senior executive of Compaq and CSA member who will meet and confer in an effort to resolve such dispute. Any mutual written decision of the executives will be final and binding on the parties. In the event the executives are unable to resolve any dispute within 30 calendar days after submission to them, either party may refer any dispute to a court of competent jurisdiction or, if both parties agree, to arbitration.

14.   MISCELLANEOUS PROVISIONS.
      ------------------------

Any holding that a provision of this Agreement is invalid or unenforceable will not affect the validity or enforceability of the other provisions of this Agreement. This Agreement is the parties' entire agreement relating to the subject matter described within it and supersedes all prior or contemporaneous oral or written communications, proposals and representations concerning that subject matter. Modifications to this Agreement must be in writing and signed by an authorized representative of each party. Any waiver of any provision of this Agreement, or a delay by either party in the enforcement of any right hereunder, shall neither be construed as a continuing waiver nor create an expectation of non-enforcement of that or any other provision or right. Neither party may assign or delegate this Agreement or any of its rights or obligations without prior consent from the other party and any attempt to do so will be void, provided that Compaq may assign the Agreement, or any of its rights and obligations thereunder, to a Compaq Affiliate. This Agreement will be governed by and interpreted in accordance with the laws of the State of Texas. The terms and limitations contained in this Agreement that by their sense and context are intended to survive the term shall so survive, including, without limitation, its confidentiality and export control provisions, and the limitation on liability and miscellaneous provisions with respect to the interpretation, construction and enforcement of the surviving provisions. The use of the word "include" or "including" in this Agreement is not meant to be limiting.

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IN WITNESS WHEREOF, each party has the legal and other authority to execute and perform under this Agreement and has caused this Agreement to be signed by its authorized representative on its behalf.

    ALTIGEN COMMUNICATIONS INC.               COMPAQ COMPUTER CORPORATION
          "CSA Member"                                  "Compaq"


By: /s/ Michele Shannon                  By: /s/ Andreas Kudephi
   -------------------------------          -------------------------------

Name:   Michele Shannon                  Name:   Andreas Kudephi
     -----------------------------            -----------------------------

Title: Vice President of Sales           Title: Director, NA Enterprise
      ----------------------------              Solutions & Partners
                                               ----------------------------

Date:       12/9            , 1998       Effective Date: 1-18        , 1999
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